Exhibit 24.1


                               POWER OF ATTORNEY
                  The Andersons, Inc. Registration Statement
                    Long-Term Performance Compensation Plan

KNOW ALL PERSONS BY THESE PRESENTS:

              That each person whose signature appears below constitutes and appoints Michael J. Anderson and Richard P. Anderson, and each of them signing singly, his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him/her and in his/her name, place and stead in any and all such capacities, to sign any and all instruments which said attorney or attorneys may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the filing of any Registration Statement to be filed with the Commission under the Securities Act relating to shares of the Company's Common Stock issued or issuable under the Company's Long-Term Performance Compensation Plan, including, without limitation, power and authority to sign his/her name to any such Registration Statement and any and all amendments (including post-effective amendments) to any such Registration Statement, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission, and grants unto each of said attorneys and his/her substitutes full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or advisable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person. The undersigned does hereby ratify and confirm all that such attorneys and agents shall do or cause to be done by virtue hereof.

              IN WITNESS WHEREOF, the undersigned has signed his/her name hereto as of this 16th day of June, 1999.

/s/Richard P. Anderson
Richard P. Anderson      Chairman of the Board, Director         6/16/99

/s/Michael J. Anderson
Michael J. Anderson      Chief Executive Officer, President,
                           Director
                         (Principal Executive Officer)           6/16/99

/s/Thomas H. Anderson
Thomas H. Anderson       Chairman Emeritus, Director             6/16/99

/s/Gary L. Smith
Gary L. Smith            Vice President, Finance and Treasurer
                         (Principal Financial Officer)           6/16/99

/s/Richard R. George
Richard R. George        Vice President and Controller
                         (Principal Accounting Officer)          6/16/99

/s/Donald E. Anderson
Donald E. Anderson       Director                                6/16/99

/s/Richard M. Anderson
Richard M. Anderson      Director                                6/16/99

/s/John F. Barrett
John F. Barrett          Director                                6/16/99

/s/Paul M. Kraus
Paul M. Kraus            Director                                6/16/99

/s/Donald L. Mennel
Donald L. Mennel         Director                                6/16/99

/s/David L. Nichols
David L. Nichols         Director                                6/16/99

/s/Sidney A. Ribeau
Dr. Sidney A. Ribeau     Director                           6/16/99

/s/Charles A. Sullivan
Charles A. Sullivan      Director                                6/16/99

/s/Jacqueline F. Woods
Jacqueline F. Woods      Director                                6/16/99